Exhibit 10.1
FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of October 23, 2007 by and among HCC INSURANCE HOLDINGS, INC., a Delaware corporation (the "Borrower"); each of the Lenders which is a party to the Loan Agreement (as defined below) (individually, a "Lender" and, collectively, the "Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, Administrative Agent for the Lenders and Lead Arranger (in such capacity, together with its successors in such capacity, the "Agent").

RECITALS

A.           The Borrower, the Lenders and the Agent executed and delivered that certain Loan Agreement dated as of April 4, 2007.  Said Loan Agreement, as heretofore amended,  is herein called the "Loan Agreement".  Any capitalized term used in this Amendment and not otherwise defined shall have the meaning ascribed to it in the Loan Agreement.

B.           The Borrower, the Lenders and the Agent desire to amend the Loan Agreement in certain respects and to utilize up to $275,000,000 of the $400,000,000 increase option set forth under Section 2.2(b) of the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent do hereby agree as follows:

SECTION 1    Amendments to Loan Agreement.

(a)           Section 10.12 of the Loan Agreement is hereby amended to read in its entirety as follows:

10.12
Documentation Agents and Syndication Agent.  Wachovia Bank, National Association and Bank of America, N.A., in their capacity as Documentation Agents, shall have no rights, powers, duties, obligations or liabilities under this Agreement or any of the other Loan Documents, but to the extent that for any reason any Person makes a claim against Wachovia Bank, National Association or Bank of America, N.A., in their capacities as Documentation Agents, and not as a Lender, the indemnification provisions in Section 10.6 shall apply.  Citibank, N.A., in its capacity as Syndication Agent, shall have no rights, powers, duties, obligations or liabilities under this Agreement or any of the other Loan Documents, but to the extent that for any reason any Person makes a claim against Citibank, N.A., in its capacity as Syndication Agent, and not as a Lender, the indemnification provisions in Section 10.6 shall apply.

(b)           Schedule I to the Loan Agreement is hereby amended to be identical to Schedule I attached hereto.

SECTION 2    Assumption.

(a)           Pursuant to Section 2.2(b) of the Credit Agreement, each of Bank of America, N.A., Deutsche Bank AG New York Branch and KeyBank National Association (each, a “New Lender”) confirms that upon the effectiveness hereof, (i) it shall be a Lender under the Loan Agreement; and (ii) it shall have the rights and obligations of a Lender under the Loan Documents. Notwithstanding anything else provided herein or in the other Loan Documents, each New Lender shall be entitled to receive, and it shall be a condition to the effectiveness hereof that such New Lender receives its pro rata portion of the amendment fee set forth under Section 4 below.

(b)  Each New Lender:  (i) represents and warrants that it is legally authorized to enter this Amendment, (ii) confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with the most recent financial statements referred to in Section 7.2 of the Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on the documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are expressly delegated to the Agent by the terms of the Loan Agreement, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (vi) shall promptly provide, if such New Lender is organized under the laws of a jurisdiction outside the United States, forms prescribed by the Internal Revenue Service of the United States certifying as to its exemption from United States withholding taxes with respect to the all payment to be made to it under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, and (vii) has supplied the information requested on the administrative questionnaire provided by the Agent.

SECTION 3    Conditions.  This Amendment shall not become effective until (a) the Administrative Agent (or its counsel) has received from the Borrower and all of the Lenders either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy or e-mail transmission of a signed signature page of this Amendment) that such party has signed counterparts of this Amendment, and (b) the Borrower has executed and delivered to the Administrative Agent for each Lender a new Note in the maximum principal amount of such Lender’s Commitment and substantially in the form of Exhibit C to the Loan Agreement.  Lenders shall have no obligation to make any Loans after the effective date of this Amendment unless and until the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the execution, delivery and performance of this Amendment and the new Notes by the Borrower and any other legal matters relating to this Amendment.  The Administrative Agent shall give, or cause to be given, prompt notice to the Borrower and the Lenders as to whether the conditions specified in the immediately preceding sentence have been satisfied by the deadline set forth therein; such notice may be oral, telephonic, written (including telecopied) or by e-mail.

SECTION 4   Amendment Fee.  No part of this Amendment shall become effective until the Borrower shall have delivered to the Agent payment to each Lender executing this Amendment 0.25% of the increase of such Lender’s Commitment (or a new Commitment by such Lender) effected pursuant to this Amendment.

SECTION 5    Ratification.  Except as expressly amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect.  None of the rights, title and interests existing and to exist under the Loan Agreement are hereby released, diminished or impaired, and the Borrower hereby reaffirms all covenants, representations and warranties in the Loan Agreement (except such representations and warranties which are, by their express terms, limited to a prior date).

SECTION 6    Expenses.  The Borrower shall pay to the Agent all reasonable fees and expenses of its respective legal counsel (pursuant to Section 11.3 of the Loan Agreement) incurred in connection with the execution of this Amendment.

SECTION 7    Certifications.  The Borrower hereby certifies that after giving effect to this Amendment (a) no material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower has occurred since December 31, 2006 and (b) no uncured Default or uncured Event of Default has occurred and is continuing or will occur as a result of this Amendment.

SECTION 8    Miscellaneous.  This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only by a writing signed by the required parties; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement and (e) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.  The headings herein shall be accorded no significance in interpreting this Amendment.

NOTICE PURSUANT TO TEX. BUS. & COMM. CODE §26.02

THE LOAN AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES PRIOR HERETO OR SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

HCC INSURANCE HOLDINGS, INC.,
a Delaware corporation

By:  /s/ Edward H. Ellis, Jr.
Name:  Edward H. Ellis, Jr.
Title:  Executive Vice President & CFO

The undersigned hereby join in this Amendment to evidence their consent to execution by Borrower of this Amendment, to confirm that each Loan Document now or previously executed by the undersigned applies and shall continue to apply to the Loan Agreement, as amended hereby, to acknowledge that without such consent and confirmation, Lenders would not execute this Amendment and to join in the notice pursuant to Tex. Bus. & Comm. Code §26.02 set forth above.

HCC BENEFITS CORPORATION, a Delaware corporation, HCC SPECIALTY UNDERWRITERS, INC., a Massachusetts corporation, HCC RISK MANAGEMENT CORPORATION, a Texas corporation, PROFESSIONAL INDEMNITY AGENCY, INC.,  a New Jersey corporation, COVENANT UNDERWRITERS, LTD., a Louisiana corporation, CONTINENTAL UNDERWRITERS LTD., a Louisiana corporation, HCC GLOBAL FINANCIAL PRODUCTS, LLC, a Delaware limited liability company, CINEFINANCE INSURANCE SERVICES, LLC, a California limited liability company, G.B. KENRICK & ASSOCIATES, INC., a Michigan corporation, HCC EMPLOYER SERVICES, INC., an Illinois corporation, HCC EMPLOYEE BENEFITS, INC., a Delaware corporation

By:  /s/ Edward H. Ellis, Jr.
Name:  Edward H. Ellis, Jr.
Title:  Executive Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent and as a Lender

By:  /s/ Ben R. McCaslin
Name:  Ben R. McCaslin
Title:  Vice President

CITIBANK, N.A

By: /s/ Gregory J. Kroitzsh
Name:  Gregory J. Kroitzsh
Title:  Vice President

WACHOVIA BANK, NATIONAL
ASSOCIATION

By:  /s/ Karen Hanke
Name:  Karen Hanke
Title:  Director

ROYAL BANK OF SCOTLAND

By:  /s/ Marie Fitzgerald
Name:  Marie Fitzgerald
Title:  Relationship Director

AMEGY BANK NATIONAL ASSOCIATION

By:  /s/ Laif Asfeth
Name:  Laif Asfeth
Title:  Senior Vice President

THE BANK OF NEW YORK

By:  /s/ Michael Pensari
Name:  Michael Pensari
Title:  Vice President

KEYBANK NATIONAL ASSOCIATION

By: /s/ Mary K. Young
Name: Mary K. Young
Title: Sr. Vice President

BANK OF AMERICA, N.A.

By:   /s/ Kipling Davis
Name:   Kipling Davis
Title: Senior Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By:  /s/ John McGill
Name:  John McGill
Title: Director

By:  /s/ Michael Campites
Name:  Michael Campites
Title: Vice President

SCHEDULE I

COMMITMENTS

Wells Fargo Bank (Texas), National Association $100,000,000

Citibank, N.A. $100,000,000

Wachovia Bank, National Association $85,000,000

Royal Bank of Scotland $55,000,000

Amegy Bank, National Association $35,000,000

The Bank of New York $15,000,000

KeyBank National Association $50,000,000

Bank of America, N.A. $85,000,000

Deutsche Bank AG New York Branch $50,000,000